UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 9, 2017

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street – Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on November 2, 2016, Apogee Enterprises, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Existing Agreement”), dated as of November 2, 2016, among the Company, the Lenders from time to time parties to the Existing Agreement, Wells Fargo Bank, National Association, as administrative agent for the Lenders, swingline lender, and Wells Fargo Bank, National Association and U.S. Bank National Association as issuers of letters of credit, and U.S. Bank National Association as Syndication Agent. The Existing Agreement created a committed, revolving credit facility in the amount of $175 million (subject to increase under the Existing Agreement to an amount not exceeding $275 million) with a maturity date of November 2, 2021. The credit facility included a letter of credit facility in the amount of up to $70 million, the outstanding amounts of which decrease the available commitment.

On June 9, 2017, the Company entered into Amendment No. 1 to the Existing Agreement (“Amendment No. 1”), dated as of June 9, 2017, by and among the Company, the Lenders (as defined therein), and Wells Fargo Bank, National Association, as administrative agent for the Lenders, swingline lender and (with Comerica Bank) issuer of letters of credit.

Consistent with the Existing Agreement, under the Existing Agreement, as amended by Amendment No. 1 (the “Amended Agreement”), the Company may elect the borrowings to bear interest at one of two rates. First, borrowings under the Amended Agreement may be made at an interest rate per annum equal to the sum of the Applicable Margin (which is calculated based upon the Company’s debt-to-EBITDA ratio) and the LIBOR Rate (as defined in the Amended Agreement). Second, borrowings under the Amended Agreement may be made at an interest rate per annum equal to the sum of the Applicable Margin and the Base Rate (which is a rate per annum equal to the greatest of (i) the interest rate announced by the Wall Street Journal as the “Prime Rate” in the United States, (ii) the sum of 0.50% per annum and the federal funds rate in effect on such day, and (iii) LIBOR (as defined in the Amended Agreement) for an interest period of one month plus 1.00%) in effect from time to time.

Amendment No. 1 also amended the terms of the Existing Agreement in the following respects:

●	The amount of the incremental loan commitments was increased to $160 million.

●	The incremental loan commitments were exercised to increase the amount of the revolving credit facility to $335 million.

●	The indebtedness covenant was amended to be less restrictive, with an increase in the permitted amount available to be drawn under letters of credit issued by one or more Lenders.

No other provisions of the Existing Agreement were materially amended by Amendment No. 1.

Consistent with the Existing Agreement, the Amended Agreement provides that the Company may not be a party to any merger, consolidation or share exchange, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets or property, or in any event sell or discount any of its notes or accounts receivable, or permit any subsidiary to do so; provided, however, that the foregoing restriction does not apply to or operate to prevent (i) the Company being a party to any merger where the Company is the surviving person if, after giving effect to such merger, no Default or Event of Default (both as defined in the Amended Agreement) would then exist, (ii) any subsidiary merging into the Company, being a party to any merger that does not involve the Company where such subsidiary is the surviving person, or being party to a merger in connection with an otherwise permitted disposition if, after giving effect to such merger, no Default or Event of Default would then exist, (iii) the Company or any subsidiary selling its inventory in the ordinary course of its business, (iv) any dissolution of an inactive subsidiary that would not have a Material Adverse Effect (as defined in the Amended Agreement), if, after giving effect to such dissolution, no Default or Event of Default would then exist, and (v) any Like-Kind Exchange (as defined in the Amended Agreement).

Consistent with the Existing Agreement, the Amended Agreement places certain limitations on the payment of cash dividends. It provides that the Company may not declare any dividends (other than dividends payable in capital stock of the Company) on any shares of any class of its capital stock, or apply any part of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company, unless, immediately after giving effect to such action, there shall not have occurred any Default or Event of Default that is continuing.

Amounts due under the Amended Agreement may be accelerated upon an Event of Default, such as a breach of a representation or covenant or the occurrence of bankruptcy, if not otherwise waived or cured.

Wells Fargo Bank, National Association and certain lenders that are parties to the Agreement have provided, from time to time, and may continue to provide, commercial banking, transfer agent, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The foregoing description of the Existing Agreement, Amendment No. 1 and Amended Agreement is not complete and is qualified in its entirety by reference to the Existing Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2016, and the Amendment No. 1, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On June 12, 2017, the Company completed its previously announced acquisition of all of the outstanding shares of capital stock (the “Shares”) of EFCO Corporation, a Missouri corporation (“EFCO”) and wholly-owned subsidiary of Pella Corporation, an Iowa corporation, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”) dated April 28, 2017. The purchase price for the Shares is equal to an aggregate amount of $192.3 million, reflecting adjustments for EFCO’s available cash and estimated net working capital, payable in the form of (i) a one-time cash payment in an amount equal to $184.8 million paid at closing and (ii) three installment payments of $2.5 million due on the first three anniversaries of the closing date. The purchase price was funded by borrowings under the Company’s credit facility, as amended.

A summary of the material terms and a copy of the Stock Purchase Agreement are included with the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 2, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 of this Current Report on Form 8-K, on June 9, 2017, the Company entered into Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of June 9, 2017, by and among the Company, the Lenders (as defined therein), and Wells Fargo Bank, National Association, as administrative agent for the Lenders, swingline lender and (with Comerica Bank) issuer of letters of credit. As of June 14, 2017, the date of this Current Report, the Company had outstanding borrowings of $268 million under the credit facility. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01    Other Events.

The Company issued a press release on June 12, 2017 announcing that it had completed its previously announced acquisition of all the outstanding Shares of EFCO pursuant to the Stock Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 of this Current Report, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 calendar days after the date that this Current Report is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 calendar days after the date that this Current Report is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of June 9, 2017, by and among the Company, the Lenders (as defined therein), and Wells Fargo Bank, National Association, as administrative agent for the Lenders, swingline lender and (with Comerica Bank) issuer of letters of credit.*

99.1	Press Release of Apogee Enterprises, Inc. issued on June 12, 2017.**

*	Filed herewith.
**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Patricia A. Beithon
Patricia A. Beithon General Counsel and Secretary

Date: June 14, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of June 9, 2017, by and among the Company, the Lenders (as defined therein), and Wells Fargo Bank, National Association, as administrative agent for the Lenders, swingline lender and (with Comerica Bank) issuer of letters of credit.*

99.1	Press Release of Apogee Enterprises, Inc. issued on June 12, 2017.**

*	Filed herewith.
**	Furnished herewith.